Exhibit 99.1

KASPIEN ANNOUNCES $13.5 MILLION BOUGHT DEAL OFFERING OF COMMON STOCK

SPOKANE, Wash., March 16, 2021 (GLOBE NEWSWIRE) -- Kaspien Holdings Inc. (Nasdaq: KSPN) (the “Company”), today announced that it has entered into an underwriting agreement with Aegis Capital Corp. under which the underwriter has agreed to purchase, on a firm commitment basis, 416,600 shares of common stock of the Company, at a price to the public of $32.50 per share. The closing of the offering is expected to occur on or about March 18, 2021, subject to customary closing conditions. The Company intends to use the net proceeds from this offering for general corporate purposes, including working capital to implement its strategic plans focused on brand acquisition, investments in technology to enhance its scalable platform and its core retail business.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

The shares of common stock described above are being offered by Kaspien Holdings Inc. pursuant to an effective shelf registration statement on Form S-3 (No. 333-252911) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on March 11, 2021. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kaspien

Kaspien is a leading eCommerce growth platform, offering an expanding suite of software and services to help brands grow on Amazon, Walmart, Google Shopping, Target, eBay, and other online marketplaces. Founded in 2008 in Spokane, Wash., Kaspien has spent the last decade building and utilizing proprietary technologies for brand protection, marketing optimization, and fulfillment efficiency to generate rapid revenue growth for Kaspien partners. Through innovative strategies and best-in-class technologies, the Spokane-based company has earned the trust of many leading brands, including 3M, Strider Bikes, ZippyPaws and others. For more information, visit kaspien.com.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company's ability to complete the financing, its intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: the effects of the COVID-19 pandemic on our operations and general economic conditions; the risk that the public offering of common stock may not close; risks relating to our growth strategy; our ability to attract, integrate and retain key personnel, as well as other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the SEC on June 15, 2020 and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management's current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact Information

Marissa Pasillas
PR Manager, Walker Sands
marissa.pasillas@walkersands.com